                                                                    EXHIBIT 99.2




                             DILLON COMPANIES, INC.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                           December 31, 1998 and 1997


                                Table of Contents
                                -----------------



Financial Statements:                                             Pages
---------------------                                             -----

Report of Independent Accountants                                   2

Statement of Net Assets Available for Plan Benefits                 3

Statement of Changes in Net Assets Available for Plan Benefits      4

Notes to Financial Statements                                      5-8




Supplemental Schedules:                                         Schedule
-----------------------                                         --------

Item 27(a) - Schedule of Assets Held for Investment Purposes        1

Item 27(d) - Schedule of Reportable Transactions                    2



All other schedules required by Form 5500 have been omitted as being not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------



To the Trust Committee
Dillon Companies, Inc.
   Employees' Stock Ownership and Savings Plan



In our opinion, the accompanying statement of net assets available for plan benefits and the related statement of changes in net assets available for plan benefits present fairly, in all material respects, the financial position of Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan at December 31, 1998 and 1997. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

In our opinion, the accompanying supplemental schedules of assets held for investment purposes and reportable transactions are fairly stated in all material respects in relation to the basic financial statements, taken as a whole. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. This information is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements.




(PricewaterhouseCoopers LLP)
Cincinnati, Ohio
April 9, 1999

                             DILLON COMPANIES, INC.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                             Statement of Net Assets
                           Available for Plan Benefits

                        As of December 31, 1998 and 1997

                                                       1998          1997
                                                  -------------  ------------
Assets
------
  Cash and cash equivalents                       $  4,919,899   $  7,486,499
  Investment contracts with insurance companies        661,350      5,708,750
  Investments in BASIC                              28,853,965     28,232,408
  Investments in PIMCO                              22,279,441     20,116,767
  Investments in State Street Fixed Fund            16,127,809     16,402,062
  Investments in CDC Investment Management           5,264,821      4,884,465
  Investments in Transamerica Life Insurance         8,103,865              -
  The Kroger Co. common stock                      654,913,963    412,737,653
  Trust funds managed by:
    Sanford C. Bernstein & Co.                      27,196,483     24,031,425
    Mellon Capital Stock Index Fund                 37,551,936     28,342,734
                                                   -----------    -----------

       Total assets                                805,873,532    547,942,763
                                                   -----------    -----------


Liabilities
-----------
  Accounts payable                                     187,427        136,241
  Dividends payable                                     16,763         16,763
                                                   -----------    -----------

    Total liabilities                                  204,190        153,004
                                                   -----------    -----------


Net assets available for plan benefits            $805,669,342   $547,789,759
                                                   ===========    ===========


See accompanying notes to financial statements.

                             DILLON COMPANIES, INC.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                       Statement of Changes in Net Assets
                           Available for Plan Benefits

                 For the Years Ended December 31, 1998 and 1997



                                                                                  1998           1997
                                                                             -------------   ------------
Additions to net assets attributed to:
  Investment income:
    Net appreciation in fair value of investments:
      The Kroger Co. common stock                                            $260,908,978    $150,678,679
                                                                              -----------     -----------
    Interest:
      Short-term investments                                                      186,902         113,490
      Investment contracts with insurance companies, investments in BASIC, investments in PIMCO, investments in State Street Fixed Fund, investments in CDC Investment Management,
        investments in Transamerica Life Insurance                              5,627,138       5,828,533
                                                                              -----------     -----------
                                                                                5,814,040       5,942,023

   Net investment income of trust funds managed by:
     Sanford C. Bernstein & Co.                                                 3,309,564       4,224,362
     Mellon Capital Stock Index Fund                                            8,085,828       6,961,650
                                                                              -----------     -----------
                                                                               11,395,392      11,186,012
Contributions:
  Employer                                                                      2,533,545       1,272,049
  Employee                                                                     27,018,626      25,374,816
                                                                              -----------     -----------
                                                                               29,552,171      26,646,865

    Total additions                                                           307,670,581     194,453,579
                                                                              -----------     -----------

Deductions from net assets attributed to:
  Benefits paid to participants                                                49,711,845      29,209,099
  Administrative expenses                                                          79,153          82,167
                                                                              -----------     -----------

    Total deductions                                                           49,790,998      29,291,266
                                                                              -----------     -----------

Increase in net assets available for plan benefits                            257,879,583     165,162,313
Net assets available at beginning of period                                   547,789,759     382,627,446
                                                                              -----------     -----------
Net assets available at end of period                                        $805,669,342    $547,789,759
                                                                              ===========     ===========





See accompanying notes to financial statements.

                             DILLON COMPANIES, INC.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                          Notes to Financial Statements

                           December 31, 1998 and 1997

1)       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         The accompanying financial statements have been prepared on an accrual basis and present the net assets available for plan benefits and changes in those net assets based on fair value (quoted market prices where available). Fixed investments are valued at contract value (cost plus accrued interest). Purchases and sales of The Kroger Co. common stock are recorded on a trade date basis. The Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan (the Plan) presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.


2) DESCRIPTION OF DILLON COMPANIES, INC. EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN
         Employees of Dillon Companies, Inc. (the Company) and its subsidiaries with one year of service and who have attained age 21 are eligible to become a participant on January 1 or July 1 following completion of eligibility requirements.

         The interest of all participants in the Plan is fully vested at all times and is not subject to forfeiture or cancellation under any circumstances. Plan assets are for participants only and may never revert to the employer.

         Plan income and expenses for each period are allocated to the participants' accounts in the ratio that the balance in the account of each participant bears to the balance of all the participants' accounts immediately before the allocation. Employer contributions are allocated based on participants' salaries as stated in the Plan.

         All distributions to participants are in cash or in whole shares of The Kroger Co. common stock (cash is paid for fractional shares). Participants and beneficiaries individually exercise voting rights on the shares of The Kroger Co. common stock allocated to their account.

         Under the 401(k) salary reduction provision, Plan participants may make an election to have the Company contribute to the Plan on their behalf from two percent (2%) to twenty percent (20%) of the qualifying compensation that would otherwise be payable to them for the Plan year.

         A basic matching employer contribution is allocated to participants of the Stock Fund equal to ten percent (10%) of salaries directed by participants. A supplemental employer contribution is allocated in proportion to all participants' salaries directed to all investments. The supplemental contribution is based on the annual financial results of The Kroger Co. and determined annually by the Board of Directors.

         The Company currently has discontinued contributions to the ESOP portion of the Plan and has no present intentions to resume such contributions.

                             DILLON COMPANIES, INC.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                    Notes to Financial Statements, Continued

                           December 31, 1998 and 1997



2) DESCRIPTION OF DILLON COMPANIES, INC. EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN, CONTINUED
         Participants of the 401(k) portion of the Plan and participants of the ESOP portion of the Plan who are over age 55 are allowed monthly and annual investment option selections, respectively, to direct all or a portion of their contributions to the following funds:

                                           Fixed
                                           Index
                                           Balanced
                                           Kroger Stock


3)       INVESTMENTS
         The Dillon Companies, Inc. Employee Master Trust (the Trust) was formed on July 1, 1987, as the funding medium for various employee benefit plans administered by the Company. All assets of the Dillon Companies, Inc. Profit Sharing and Savings Plan, Dillon Companies, Inc. Pension Plan, and Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan are funded through the Dillon Companies, Inc. Employee Master Trust. The allocation of assets between plans is based upon individual plan assets adjusted monthly for contributions, benefit payments, earnings and administrative expenses.

         The Plan's investments are held by the Trust and are administered by the Dillon Companies, Inc. Trust Committee. The Trust Committee selects investment managers to manage certain assets of the Plan. The net change in funds managed by investment managers includes revenue earned, unrealized and realized gains and losses on investments, and fiduciary expenses. The investments and changes therein of the trust funds managed by investment managers have been reported to the Plan by the trustees as having been determined through the use of fair value or estimated fair values for all assets and liabilities of the trust funds.


4)       FIXED INVESTMENTS
         The Plan had the following fixed investments in the fixed fund as of December 31, 1998:
            * Investment contracts with an insurance company with annual crediting interest rates of 14.40% and maturities of six months.
            * Benefit Accessible Securities Investment Contracts (BASIC) with annual crediting interest rates ranging from 6.00% to 8.50% and maturities from one to ten years.
            * Investment in Pacific Investment Management Company (PIMCO) with a variable crediting interest rate of 7.22%. The variable crediting interest rate is adjusted quarterly.
            * Investment in Diversified Financial Products Inc. (State Street Fixed Fund) with a variable crediting interest rate of 6.72%. The variable crediting interest rate is adjusted quarterly.
            * CDC Investment Management with annual crediting interest rates ranging from 6.20% to 6.45% and maturities from two to three years.
            * Investment in Transamerica Life Insurance and Annuity Company (J.P. Morgan Investment Management Inc.) with a variable crediting interest rate of 6.05%. The variable crediting interest rate is adjusted quarterly.

                             DILLON COMPANIES, INC.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                    Notes to Financial Statements, Continued

                           December 31, 1998 and 1997


4)       FIXED INVESTMENTS, CONTINUED
         The crediting interest rate for investment contracts with an insurance company, BASIC, and CDC Investment Management is the contract rate. The crediting interest rate for investments in PIMCO, State Street Fixed Fund, and J.P. Morgan Investment Management Inc. is based upon a predetermined formula which factors in duration, market value, and book value of the portfolio. The minimum crediting interest rate for these investments is zero percent.

         All of the Plan's fixed investments are fully benefit-responsive. A fully benefit-responsive investment provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans, or withdrawals initiated by plan participants under the terms of the ongoing Plan. Certain employer initiated events (i.e. lay-offs, mergers, bankruptcy, plan termination) are not eligible for the liquidity guarantee.

         The following information is presented in the aggregate for the fixed investments:

                                                      1998            1997
                                                 -------------     ---------

                     Fair Value                   $90,158,673      $85,047,367
                     Average Yield                   7.19%             7.39%

         The fair value of the fixed investments are calculated as the aggregate present value of the underlying cash flows using interest rates quoted for securities with similar duration and credit risk.

5)       TAX STATUS
         The Internal Revenue Service has issued a determination letter to the Plan that the requirements for a qualified plan under Section 401(a) of the Internal Revenue Code have been met and the Plan is exempt from federal and state income taxes.

6)       PRIORITIES UPON TERMINATION OF THE PLAN
         It is the intent of the Company to continue the Plan indefinitely; however, the Company reserves the right to terminate the Plan at any time.

         In the event of termination of the Plan, the Trustees shall continue to administer the Plan in accordance with the provisions of the Plan until all obligations have been discharged or satisfied.

7)       USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits as of the date of the Plan's financial statements and the reported changes in net assets available for plan benefits during the reporting period. Actual results could differ from those estimates.

                             DILLON COMPANIES, INC.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                    Notes to Financial Statements, Continued
                           December 31, 1998 and 1997

8)       SUMMARY OF CHANGES IN INVESTMENT OPTIONS

                                                                                    Kroger
                                      Fixed           Index        Balanced         Stock           Total
                                   -----------     ----------     ----------     -----------     -----------
1998
----

  ESOP
   Beginning Balance 12-31-97     $  2,661,683    $   646,068    $   968,956    $124,729,177   $ 129,005,884
     Transfers                         460,103        175,156        (78,550)       (556,709)              -
     Withdrawals                      (329,183)       (64,365)      (176,862)    (10,804,366)    (11,374,776)
     Earnings, net                     177,697        173,724        118,368      77,762,648      78,232,437
                                   -----------     ----------     ----------     -----------     -----------
   Ending Balance 12-31-98        $  2,970,300    $   930,583    $   831,912    $191,130,750     195,863,545
                                   ===========     ==========     ==========     ===========     -----------

  401(k)
   Beginning Balance 12-31-97     $ 79,366,092    $28,034,565    $23,374,742    $288,008,476     418,783,875
     Transfers                        (557,208)        23,314       (661,359)      1,195,253               -
     Withdrawals                    (7,563,752)    (1,988,622)    (1,774,637)    (27,010,058)    (38,337,069)
     Contributions -- Employee       6,076,149      2,730,775      2,302,034      15,909,668      27,018,626
     Contributions -- Employer               -              -              -       2,533,545       2,533,545
     Earnings, net                   5,557,222      7,912,398      3,190,871     183,146,329     199,806,820
                                   -----------     ----------     ----------     -----------     -----------
   Ending Balance 12-31-98        $ 82,878,503    $36,712,430    $26,431,651    $463,783,213     609,805,797
                                   ===========     ==========     ==========     ===========     -----------
     Total                                                                                      $805,669,342
                                                                                                 ===========

1997
 ESOP
   Beginning Balance 12-31-96     $  3,079,114    $   541,784    $   786,405    $ 84,335,898    $ 88,743,201
     Transfers                        (256,075)         2,556         91,145         162,374               -
     Withdrawals                      (372,522)       (67,438)       (71,192)     (7,006,691)     (7,517,843)
     Earnings, net                     211,166        169,166        162,598      47,237,596      47,780,526
                                   -----------     ----------     ----------     -----------     -----------
   Ending Balance 12-31-97        $  2,661,683    $   646,068    $   968,956    $124,729,177     129,005,884
                                   ===========     ==========     ==========     ===========     -----------

401(k)
   Beginning Balance 12-31-96     $ 83,811,542    $21,254,733    $19,746,042    $169,071,928     293,884,245
     Transfers                     (11,234,895)    (1,011,418)    (1,555,352)     13,801,665               -
     Withdrawals                    (6,034,968)    (1,478,313)    (1,164,418)    (13,013,557)    (21,691,256)
     Contributions -- Employee       7,181,850      2,473,674      2,283,984      13,435,308      25,374,816
     Contributions -- Employer               -              -              -       1,272,049       1,272,049
     Earnings, net                   5,642,563      6,795,889      4,064,486     103,441,083     119,944,021
                                   -----------     ----------     ----------     -----------     -----------
   Ending Balance 12-31-97        $ 79,366,092    $28,034,565    $23,374,742    $288,008,476     418,783,875
                                   ===========     ==========     ==========     ===========     -----------
     Total                                                                                      $547,789,759
                                                                                                 ===========


                            DILLON COMPANIES, INC.                    Schedule 1
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN        ----------

          Item 27(a) - Schedule of Assets Held for Investment Purposes
                                 (Master Trust)

                                December 31, 1998



                                           Annual
                                          Interest    Maturity                      Carrying
                                            Rate        Date          Cost           Value
                                         ---------   ---------    ------------   ------------
Cash and Cash Equivalents:
--------------------------
     Short Term Investments with PIMCO                            $ 19,466,314   $ 19,450,012
                                                                   ===========    ===========


      Allocation:
      -----------
        Profit Sharing                                            $ 13,113,059   $ 13,102,078

        Pension                                                        350,666        350,372

        ESOP 401(k)                                                  6,002,589      5,997,562
                                                                   -----------    -----------

                                                                  $ 19,466,314   $ 19,450,012
                                                                   ===========    ===========


                            DILLON COMPANIES, INC.            Schedule 1, cont.
                  EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN -----------------

          Item 27(a) - Schedule of Assets Held for Investment Purposes
                                 (Master Trust)

                                December 31, 1998



                                                     Annual
                                                    Interest    Maturity                      Carrying
                                                      Rate        Date          Cost           Value
                                                   ---------   ----------   ------------   ------------
Investment Contracts with Insurance Company:
--------------------------------------------
  Mutual Benefit Life of New Jersey                  14.40%       1999      $  1,500,000   $  2,253,460
                                                                             -----------    -----------

     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $  1,500,000   $  2,253,460
                                                                             ===========    ===========


     Allocation:
     -----------
       Profit Sharing                                                       $    972,240   $  1,460,603

       Pension                                                                    87,537        131,507

       ESOP 401(k)                                                               440,223        661,350
                                                                             -----------    -----------

                                                                            $  1,500,000   $  2,253,460
                                                                             ===========    ===========


                             DILLON COMPANIES, INC.            Schedule 1, cont.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN -----------------

          Item 27(a) - Schedule of Assets Held for Investment Purposes
                                 (Master Trust)

                                December 31, 1998



                                                     Annual
                                                    Interest    Maturity                      Carrying
                                                      Rate        Date          Cost           Value
                                                    --------    --------    ------------   ------------
Investments in BASIC:
---------------------
  FNMA 90-128H                                        8.500%      2000      $     69,669   $    198,968

  FNMA 92-16KD                                        7.000%      2005         4,759,312      4,901,266

  FNMA 92-134H                                        7.500%      2005         6,838,022      7,117,878

  FHLMC 1365PI                                        7.250%      2005         3,961,844      4,100,261

  FNMA 92-182PH                                       7.000%      2005         2,881,109      3,054,136

  FNMA 92-200H                                        7.000%      2006         2,946,875      3,087,067

  FHLMC 1458J                                         7.000%      2005         4,856,601      5,059,241

  FHLMC 1457PJ                                        7.000%      2006         4,922,875      5,093,469

  FHLMC 1542H                                         6.500%      2003         6,032,812      6,139,119

  FHLMC 1625H                                         6.000%      2008         9,695,312      9,855,544

  FNMA 93-134G                                        6.500%      2006         7,415,000      7,689,667

  FNMA 94-48E                                         6.000%      2007         6,002,062      6,291,641

  FNMA 94-10PC                                        6.500%      2005         9,006,250      9,382,042

  5 YR UST                                            7.750%      1999         4,005,212      4,157,252

  10 YR UST                                           7.875%      2004         4,042,185      4,069,288

  FNMA 93-107D                                        6.500%      2002         2,902,969      2,966,015

  FNMA 93-118H                                        6.500%      2004         5,932,992      5,981,907

  FNMA 93-209J                                        6.000%      2008         4,641,333      4,744,337

  Pension - BASIC Valuation                                                            -         43,394
                                                                             -----------    -----------

     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $ 90,912,434   $ 93,932,492
                                                                             ===========    ===========


  Fair Value                                                                               $101,541,988

  Wrap Value                                                                                 (7,609,496)
                                                                                            -----------
                                                                                           $ 93,932,492
                                                                                            ===========

     Allocation:
     -----------
       Profit Sharing                                                       $ 61,704,118   $ 63,724,441

       Pension                                                                 1,269,138      1,310,692

       Pension - BASIC Valuation                                                       -         43,394

       ESOP 401(k)                                                            27,939,178     28,853,965
                                                                             -----------    -----------

                                                                            $ 90,912,434   $ 93,932,492
                                                                             ===========    ===========


                             DILLON COMPANIES, INC.            Schedule 1, cont.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN -----------------

          Item 27(a) - Schedule of Assets Held for Investment Purposes
                                 (Master Trust)

                                December 31, 1998



                                                     Annual
                                                    Interest    Maturity                      Carrying
                                                      Rate        Date          Cost           Value
                                                    --------    --------    ------------   ------------
Investments in PIMCO:
---------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                            7.220%    Variable    $ 51,750,000   $ 71,483,943
                                                                             ===========    ===========


  Fair Value                                                                               $ 75,238,374

  Wrap Value                                                                                 (3,754,431)
                                                                                            -----------
                                                                                           $ 71,483,943
                                                                                            ===========
     Allocation:
     -----------
       Profit Sharing                                                       $ 35,621,048   $ 49,204,502

       Pension                                                                         -              -

       ESOP 401(k)                                                            16,128,952     22,279,441
                                                                             -----------    -----------

                                                                            $ 51,750,000   $ 71,483,943
                                                                             ===========    ===========


Investments in State Street Fixed Fund:
---------------------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                            6.721%    Variable    $ 38,750,000   $ 51,746,333
                                                                             ===========    ===========


  Fair Value                                                                               $ 55,087,704

  Wrap Value                                                                                 (3,341,371)
                                                                                            -----------
                                                                                           $ 51,746,333
                                                                                            ===========
     Allocation:
     -----------
       Profit Sharing                                                       $ 26,672,765   $ 35,618,524

       Pension                                                                         -              -

       ESOP 401(k)                                                            12,077,235     16,127,809
                                                                             -----------    -----------

                                                                            $ 38,750,000   $ 51,746,333
                                                                             ===========    ===========


Investments in CDC Investment Management:
-----------------------------------------
     Total Dillon Companies, Inc.                     6.200%
     Employee Master Trust                         to 6.450%    Variable    $ 15,000,025   $ 16,892,263
                                                                             ===========    ===========


  Fair Value                                                                               $ 17,068,071

  Wrap Value                                                                                   (175,808)
                                                                                            -----------
                                                                                           $ 16,892,263
                                                                                            ===========
     Allocation:
     -----------
       Profit Sharing                                                       $ 10,324,959   $ 11,627,442

       Pension                                                                         -              -

       ESOP 401(k)                                                             4,675,066      5,264,821
                                                                             -----------    -----------

                                                                            $ 15,000,025   $ 16,892,263
                                                                             ===========    ===========


                              DILLON COMPANIES, INC.          Schedule 1, cont.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN-----------------

          Item 27(a) - Schedule of Assets Held for Investment Purposes
                                 (Master Trust)

                                December 31, 1998



                                                     Annual
                                                    Interest    Maturity                      Carrying
                                                      Rate        Date          Cost           Value
                                                    ---------  ----------  ------------   --------------

Investments in Transamerica Life Insurance:
-------------------------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                 $ 25,000,000   $   26,001,379
                                                                            ===========    =============


  Fair Value                                                                              $   26,058,970

  Wrap Value                                                                                     (57,591)
                                                                                           -------------
                                                                                          $   26,001,379
                                                                                           =============
     Allocation:
     -----------
       Profit Sharing                                                       $ 17,208,235  $   17,897,514

       Pension                                                                         -               -

       ESOP 401(k)                                                             7,791,765       8,103,865
                                                                             -----------   -------------

                                                                            $ 25,000,000  $   26,001,379
                                                                             ===========   =============


Investments in The Kroger Co. Common Stock:
-------------------------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $166,415,369  $1,044,980,578
                                                                             ===========   =============


     Allocation:                        Shares
     -----------                      ----------
       Profit Sharing                  6,236,447                            $ 78,298,302  $  377,305,067

       Pension                           210,935                               1,271,404      12,761,548

       ESOP 401(k)                    10,825,024                              86,845,663     654,913,963
                                      ----------                             -----------   -------------

                                      17,272,406                            $166,415,369  $1,044,980,578
                                      ==========                             ===========   =============


                            DILLON COMPANIES, INC.             Schedule 1, cont.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN -----------------

          Item 27(a) - Schedule of Assets Held for Investment Purposes
                                 (Master Trust)

                                December 31, 1998



                                                     Annual
                                                    Interest    Maturity                      Carrying
                                                      Rate        Date          Cost           Value
                                                    --------    ---------  -------------   ------------

Investments in Trust Funds Managed by:
--------------------------------------

   Sanford C. Bernstein & Co.:
   ---------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $ 66,285,819   $ 81,181,811
                                                                             ===========    ===========


     Allocation:
     -----------
       Profit Sharing                                                       $ 44,079,599   $ 53,985,328

       Pension                                                                         -              -

       ESOP 401(k)                                                            22,206,220     27,196,483
                                                                             -----------    -----------

                                                                            $ 66,285,819   $ 81,181,811
                                                                             ===========    ===========


   Mellon Capital Stock Index Fund:
   --------------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $ 42,776,376   $ 93,998,483
                                                                             ===========    ===========


     Allocation:
     -----------
       Profit Sharing                                                       $ 25,687,422   $ 56,446,547

       Pension                                                                         -              -

       ESOP 401(k)                                                            17,088,954     37,551,936
                                                                             -----------    -----------

                                                                            $ 42,776,376   $ 93,998,483
                                                                             ===========    ===========

Investments in Mellon Trust:
----------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $ 51,581,779   $ 87,024,468
                                                                             ===========    ===========


     Allocation:
     -----------
       Profit Sharing                                                       $          -   $          -

       Pension                                                                51,581,779     87,024,468

       ESOP 401(k)                                                                     -              -
                                                                             -----------    -----------

                                                                            $ 51,581,779   $ 87,024,468
                                                                             ===========    ===========



                              DILLON COMPANIES, INC.                 Schedule 2
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN       ----------

                Item 27(d) - Schedule of Reportable Transactions
                                 (Master Trust)

                          Year Ended December 31, 1998

                                                                                  Current
                                                                                 Value on
                                                       Selling      Cost of       Date of       Net Gain
    Description of Transaction             Price        Price        Asset     Transactions    or (Loss)
--------------------------------------  ------------  ----------  -----------  -------------  ----------

PIMCO
  time deposits                         $70,955,000       --      $70,955,000   $70,955,000       --

PIMCO
  time deposits                              --      $76,000,000   76,000,000    76,000,000       --

John Hancock Mutual Life
  investment contract                        --        2,000,000    2,000,000     2,000,000       --

Hartford Life Insurance
  investment contract                        --        1,000,000    1,000,000     1,000,000       --

Metropolitan Life Insurance
  investment contracts                       --          803,852      803,852       803,852       --

Ohio National Life
  investment contracts                       --        5,000,000    5,000,000     5,000,000       --

Provident Mutual Life
  investment contract                        --        1,000,000    1,000,000     1,000,000       --

Travelers Insurance Company
  investment contracts                       --        2,000,000    2,000,000     2,000,000       --

FNMA 90-60G
  investment contract                        --          441,563      441,563       441,563       --

FNMA 89-50E
  investment contract                        --           56,801       56,801        56,801       --

FNMA 90-128H
  investment contract                        --          836,536      836,536       836,536       --

State Street Fixed Fund
  trust investment                           --        6,000,000    6,000,000     6,000,000       --

Transamerica Life Insurance
  trust investment                       25,000,000       --       25,000,000    25,000,000       --

Merrill Lynch
  The Kroger Co. common stock
  155,847 shares                          9,331,337       --        9,331,337     9,331,337       --

Morgan Stanley
  The Kroger Co. common stock
  187,800 shares                          8,982,379       --        8,982,379     8,982,379       --

Morgan Stanley
  The Kroger Co. common stock
  511,300 shares                             --       23,559,987    4,627,001    23,559,987  $18,932,986

Mellon Trust
  The Kroger Co. common stock
  99,611 shares                              --        4,879,081      600,404     4,879,081    4,278,677

Sanford C. Bernstein & Co.
  trust investment                        1,300,000       --        1,300,000     1,300,000       --

Sanford C. Bernstein & Co.
  trust investment                           --        7,800,000    7,800,000     7,800,000       --

Mellon Capital Index Fund
  trust investment                        2,400,000       --        2,400,000     2,400,000       --

Mellon Capital Index Fund
  trust investment                           --        4,600,000    4,600,000     4,600,000       --


                          DILLON COMPANIES, INC.              Schedule 2, cont.
                 EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN  -----------------

                Item 27(d) - Schedule of Reportable Transactions
                                 (Master Trust)

                          Year Ended December 31, 1998

                                                                                  Current
                                                                                 Value on
                                                       Selling      Cost of       Date of       Net Gain
    Description of Transaction             Price        Price        Asset     Transactions    or (Loss)
------------------------------          -----------  -----------  -----------  ------------  -----------

Mellon Trust
  trust investment                      $ 4,879,081       --      $ 4,879,081   $ 4,879,081       --

Mellon Trust
  trust investment                           --      $   750,000      750,000       750,000       --
